UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 6, 2012
NEWELL RUBBERMAID INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3 Glenlake Parkway
Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (770) 418-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Exhibits
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    As previously reported on a Current Report on Form 8-K dated October 24, 2012, Newell Rubbermaid Inc. (the “Company”) appointed William A. Burke III as Executive Vice President and Chief Operating Officer beginning October 26, 2012. In connection with his appointment, on November 6, 2012, the Organizational Development & Compensation Committee of the Company (the “Committee”) granted Mr. Burke 41,099 performance-based restricted stock units which vest as follows:

•	One-third of the award will vest when the Company's average closing stock price for any twenty continuous trading day period equals or exceeds $22.69, but not earlier than November 6, 2013;

•	One-third of the award will vest when the Company's average closing stock price for any twenty continuous trading day period equals or exceeds $24.76, but not earlier than November 6, 2014; and

•
The remaining one-third of the award will vest when the Company's average closing stock price for any twenty continuous trading day period equals or exceeds $26.82, but not earlier than November 6, 2015.

Any portion of the award not vested as of November 6, 2019 will expire.  The Restricted Stock Unit Agreement incorporating the terms of the award described above is attached hereto as Exhibit 10.1. The Committee also increased Mr. Burke’s base salary to $660,000 per year.

Item 9.01 Exhibits

10.1	Restricted Stock Unit Award Agreement for the November 6, 2012 award to William A. Burke III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL RUBBERMAID INC.
/s/ John K. Stipancich
Date: November 9, 2012	By:	John K. Stipancich
Executive Vice President, General Counsel and Corporate Secretary and Executive Leader EMEA